UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2011

ORPHEUM PROPERTY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-30595	33-0619256
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

201 St. Charles Avenue, Suite 2534
New Orleans, Louisiana	70170
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (504) 599 -- 5684

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 7, 2011, Orpheum Property, Inc. (“Orpheum” or the “Company”) entered into an independent contractor agreement with Morris Kahn whereby Mr. Kahn will serve as Orpheum’s Chief Executive Officer (“CEO”). Although the agreement was signed on April 7, 2011, it became effective on April 1, 2011. The agreement will last until March 31, 2013.

Mr. Kahn will receive monthly compensation of $10,000 per month, $5,000 of which shall be in cash. The remaining $5,000 can either be paid in cash or stock registered via a Form S-8. Any unpaid compensation will accrue.

In addition, Mr. Kahn will receive percentage payments on tax credit financing sales made on the Company’s behalf. Mr. Kahn will also be paid real estate brokerage fees for sales of Company property in which Mr. Kahn is the sales agent.

As an independent contractor, Mr. Kahn will not receive any fringe benefits, such as health insurance benefits or paid vacation.

Mr. Kahn is the founder and principal associate of Morris Kahn & Associates, one of Louisiana’s preeminent tax benefit program administration and business development consulting firms, since 1982. Mr. Kahn is 55 years old.

Mr. Kahn replaces Andrew Reid as CEO. Mr. Reid continues as Chairman of Orpheum.

In addition, on January 28, 2011, Orpheum’s Board of Directors (“Board”) appointed Tyrus C. Young, the Company’s Chief Financial Officer, as a director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ORPHEUM PROPERTY, INC.

Date: April 19, 2011	By:	/s/ Michael A. Mulshine
Michael A. Mulshine
Corporate Secretary